                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                  DEPUY, INC.
                                       AT

                               $35 NET PER SHARE
                                       BY

                             LIB ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               JOHNSON & JOHNSON

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   July 27, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 27, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by LIB Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation ("Parent"), to purchase shares of Common Stock, par value $.01 per share (the "Shares"), of DePuy, Inc., a Delaware corporation (the "Company"), at $35 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $35 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of July 21, 1998 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Company as treasury stock or by Parent, the Purchaser or any other direct or indirect wholly owned subsidiaries of Parent or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $35 per Share, net to the seller in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          4. The Purchaser and Parent have entered into a Stockholder Agreement dated as of July 21, 1998 (the "Stockholder Agreement") with certain stockholders of the Company (the "Stockholders"), which are direct or indirect wholly owned subsidiaries of Roche Holding Ltd, who beneficially own 83,000,000 Shares in the aggregate, or approximately 82.2% of the outstanding Shares on a fully diluted basis. Under the Stockholder Agreement, the Stockholders have agreed to tender all such Shares to the Purchaser for $35 per Share in cash, without interest.
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          5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THE SHARES
     OWNED BY STOCKHOLDERS HAVING BEEN TENDERED TO THE PURCHASER AS REQUIRED BY THE STOCKHOLDER AGREEMENT, (II) ANY WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, HAVING EXPIRED OR BEEN TERMINATED AND (III) ANY APPROVAL UNDER COUNCIL REGULATION (EEC) NO. 4064/89 OF 21 DECEMBER 1989, AS AMENDED, HAVING BEEN OBTAINED.

          6. THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED AND FOUND ADVISABLE THE MERGER AGREEMENT, THE OFFER AND THE MERGER, DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.

          7. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, August 21, 1998, unless the Offer is extended by the Purchaser. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE PURCHASER ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

          8. The Company will pay any stock transfer taxes with respect to the transfer and sale of Shares to the Purchaser or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

Tear Here                                                              Tear Here
 ................................................................................

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
             ALL OUTSTANDING SHARES OF COMMON STOCK OF DEPUY, INC.

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated July 27, 1998, of LIB Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation, and the related Letter of Transmittal, relating to shares of Common Stock, par value $.01 per share of DePuy, Inc., a Delaware corporation (the "Shares").

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:
---------------------------------------------------1998

                                Number of Shares
                                to be Tendered*
                             --------------- Shares
---------------------------------------------------------------
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                                  Signature(s)
---------------------------------------------------------------
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                              Please print name(s)
Address
-----------------------------------------------------
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                               (Include Zip Code)
Area Code and Telephone No.
------------------------------
Taxpayer Identification or Social
Security No.
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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.